UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 20, 2026

SHARONAI HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-43129	41-2349750
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

745 Fifth Avenue, Suite 500, New York, NY	10151
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (347) 212-5075

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Ordinary Common Stock, $0.0001 par value	SHAZ	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Changes in Registrant’s Certifying Accountant.

On September 20, 2026, following approval by the Audit Committee (the “Committee”) of the Board of Directors of SharonAI Holdings Inc. (the “Company”), the Company informed HoganTaylor LLP (“HoganTaylor”) that they will not be continuing as the Company’s independent registered public accounting firm. The Company thanks HoganTaylor for their services and valued contributions. Also, on and effective as of September 23, 2026, the Committee approved the engagement of Ernst & Young (“EY”) as the Company’s go-forward independent registered public accounting firm for the Company’s fiscal year 2026 audit. The appointment follows a process whereby the Committee conducted a review of the Company’s current and future needs which led to a competitive process involving several leading firms. Ultimately, the Committee unanimously selected EY and looks forward to working with them to undertake the upcoming 10-Q and 10-K.

The audit reports of HoganTaylor on the consolidated financial statements of the Company as of and for the years ended December 31, 2025 and 2024 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

From January 6, 2026 through September 20, 2026, the date of HoganTaylor’s dismissal, there were (a) no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and HoganTaylor on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of HoganTaylor, would have caused HoganTaylor to make reference to such disagreement in its reports, if such reports had been issued, and (b) no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K and the related instructions), other than the material weakness identified by HoganTaylor as disclosed in the Company’s Annual Report on Form 10-K filed on March 31, 2026.

The Company has authorized HoganTaylor to respond fully to the inquiries of EY concerning the subject matter of any disagreements or reportable events described above.

In accordance with Item 304(a)(3) of Regulation S-K, the Company provided HoganTaylor with a copy of this current report on Form 8-K and requested that HoganTaylor furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether HoganTaylor agreed with the statements made by the Company set forth above. A copy of HoganTaylor’s letter, dated September 23, 2026 is attached as Exhibit 16.1 to this Current Report on Form 8-K.

During the fiscal years ended December 31, 2025 and 2024, neither the Company, nor anyone on behalf of the Company, consulted EY regarding: (i) the application of accounting principles to a specified transaction (either completed or proposed), or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that EY concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a “disagreement” (within the meaning of Item 304(a)(1)(iv) of Regulation S-K) or a “reportable event” (within the meaning of Item 304(a)(1)(v) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
16.1	Letter from HoganTaylor LLP dated September 23, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHARONAI HOLDINGS INC.

	By:	/s/ James Manning
	Name:	James Manning
	Title:	Chief Executive Officer

Date: September 24, 2026

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